SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                               February 2, 2004
               Date of Report (Date of earliest event reported)


                            Centurion Gold Holdings, Inc.
              (Exact name of registrant as specified in its charter)



                                    Florida
                 (State or other jurisdiction of incorporation)


        000-49810                                       65-1129207
   (Commission File Number)                 (IRS Employer Identification No.)


       2nd Floor, West tower, Sandton Square, cnr. Maude and 5th Streets,
                             Sandton, 2146 South Africa
                      (address of principal executive offices)


                                 +27(11)881-5563
              (Registrant's telephone number, including area code)

         (Former name and former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets

On February 2, 2004, Centurion Gold Holdings, Inc. ("Centurion") finalized the acquisition of one hundred percent (100%) of the issued and outstanding capital stock of Glencairn Gold Mine(Proprietary) Limited ("Glencairn")collectively known as the Primrose Mine. The terms of the acquisition are set forth in the Stock Purchase Agreement dated February 2, 2003 between Centurion and the shareholders of Glencairn as well as the Addendum to the Stock Purchase Agreement dated March 18,2004. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and the Addendum to the Stock Purchase Agreement is attached hereto as Exhibit 2.2.

The stockholders of Glencairn received in the aggregate 1,500,000 restricted shares of the common stock of Centurion in exchange for 100% of the issued and outstanding stock of Glencairn. Glencairn holds the precious metals claims and mineral rights and the mining assets for the Primrose Mine as follows;


475 claims covering over 570 hectares on the farms Elandsfontein 90 Division IR, Driefontein 87 Division IR and Driefontein 85 Division IR on the Witwatersrand, South Africa and includes the JC Gold Mining processing plant and freehold title to Remaining Extent of Portion 132 of the Farm Driefontein 87 covering 32 hectares.





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Item 7.  Exhibits.

Exhibit No.


Description

2.1

Stock Purchase Agreement by and between Centurion
Gold Holdings, Inc. and the shareholders of Glencairn (Proprietary) Limited

2.2

Addendum to the Stock Purchase Agreement by and between Centurion Gold Holdings, Inc. and the shareholders of Glencairn (Proprietary) Limited
(Proprietary) Limited



SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: April 14, 2004.
Centurion Gold Holdings, Inc.



By:  /s/ Arthur Johnson
   ---------------------------
	Arthur Johnson
	President


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                                 EXHIBIT INDEX


Exhibit No.

Description

10.1

Stock Purchase Agreement by and between
Centurion Gold Holdings, Inc. and the
shareholders of Glencairn (Proprietary)
Limited.

10.2

Addendum to the Stock Purchase Agreement by and between Centurion Gold Holdings, Inc. and the shareholders of Glencairn
(Proprietary) Limited (Proprietary)
Limited



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